Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

620 Freedom Business Center, Suite 200

King of Prussia, PA 19406

(610) 205-6000 Fax (610) 337-4374

www.stevenslee.com

December 23, 2016

Board of Directors

ICC Holdings, Inc.

225 20th Street

Rock Island, Illinois 61201

Re: Registration Statement on Form S-1 (File No. 333-214081)

Ladies and Gentlemen:

We have acted as counsel to ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to 4,088,889 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). This opinion letter is Exhibit 5.1 to the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the Commonwealth of Pennsylvania.

Philadelphia • Reading • Valley Forge • Allentown • Harrisburg • Lancaster • Scranton

Wilkes-Barre • Princeton • Charleston • New York • Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

ICC Holdings, Inc.

December 23, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ STEVENS & LEE